UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2023

MEDICAL PROPERTIES TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-32559

Maryland	20-0191742
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(205) 969-3755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share, of Medical Properties Trust, Inc.	MPW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 8, 2023 (the “Grant Date”), the Compensation Committee (the “Committee”) of the Board of Directors of Medical Properties Trust, Inc. (the “Company”) granted performance-based restricted stock awards (the “Awards”) to all employees of the Company, other than the Company’s Chief Executive Officer and Chief Financial Officer, covering an aggregate of 2,500,000 shares of common stock of the Company (the “Shares”) at the target level of achievement. The Awards were granted under the Company’s Amended and Restated 2019 Equity Incentive Plan (the “2019 Plan”) and will be earned only if the Company’s share price increases by approximately 50% from the date of grant, as follows:

Stock Price Hurdle	Percentage of Target Shares Earned
$7.00 (49% increase above the Grant Date stock price)	100%
$8.50 (81% increase above the Grant Date stock price)	200%
$10.00 (113% increase above the Grant Date stock price)	300%

The purpose of the Awards is to motivate and retain employees to help execute the Company’s strategic business plan and restore shareholder value. In determining the appropriateness of granting, and the structure of, the Awards, the Committee was advised by its independent compensation consultant.

The actual number of Shares to be earned pursuant to the Awards will be determined based on a trailing 20-trading day average closing price of the Company’s common stock during the four-year period following the Grant Date (the “Performance Period”). Earned Shares will vest in equal quarterly installments over two years following the date that the Committee makes a determination of achievement of the performance metrics, subject to the grantee’s continued employment through such date, provided that all unvested earned Shares will vest in full following the end of the four-year performance period.

A copy of the form of award agreement for the Awards is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the Awards is qualified in its entirety by reference to the full text of such form of award agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Award Agreement for Restricted Stock

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

Date: December 14, 2023